                                                                EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-56550 of CitFed Bancorp, Inc. on Form S-8 of our report dated February 13, 1998, appearing in the Annual Report on Form 11-K of the Citizens Federal Bank, F.S.B. and Related Companies Savings and Investment 401(k) Plan for the year ended August 31, 1997.



/s/DELOITTE & TOUCHE LLP

Dayton, Ohio
February 24, 1998